ASSIGNMENT OF SALE AND PURCHASE

AGREEMENT AND JOINT ESCROW INSTRUCTIONS

THIS ASSIGNMENT is entered into effective this 5th day of January, 2010 by and between JOHN POWER ("Assignor") and ATHENA MINERALS, INC., a Delaware corporation ("Assignee").

WITNESSETH

WHEREAS, Assignor is the Buyer under that certain Sale and Purchase Agreement and Joint Escrow Instruction dated effective December 4, 2009 (“Agreement”) by and between Bruce D. Strachan and Elizabeth K. Strachan, as Sellers, covering certain vacant land identified as APN: 0517-251-05, San Bernardino County, CA; and,

WHEREAS, Assignor desires to assign all of his right, title and interest in and to the Agreement to Assignee.

NOW THEREFORE, in consideration of the payment to Assignor by Assignee of the sum of $10,000 in the form of Assignee’s promissory note,  the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Assignment.  Effective January 5, 2010 (the "Assignment Date"), Assignor hereby assigns, transfers and conveys to Assignee any and all of Assignor's right, title and interest in and to the Agreement.  Assignor represents and warrants that (i) Assignor has the right, power and authority to execute this Assignment; (ii) that the Agreement is the good, valid and binding agreement of the parties thereto and their assignees and is in full force and effect in accordance with its terms which have not been amended or modified; and (iii) that no act or omission on the part of Assignor has occurred which would constitute a default under the Agreement.  Assignor disclaims any further interest in the Agreement.

2.

Acceptance and Indemnification.  Assignee hereby accepts the foregoing assignment and transfer and promises to observe and perform all obligations required of Assignor under the Agreement accruing on or after the Assignment Date or otherwise attributable to the period commencing on said date and continuing thereafter for so long as the Agreement remains in full force and effect.

3.

Binding Effect.  This Agreement shall be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

/s/ John Power

John Power

ASSIGNEE:

ATHENA MINERALS INC.

By:

/s/ John Power

John Power, its President

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